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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

                           FILED BY THE REGISTRANT [ ]
                 FILED BY A PARTY OTHER THAN THE REGISTRANT [X]

                           CHECK THE APPROPRIATE BOX:

                        [ ] PRELIMINARY PROXY STATEMENT.

        [ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
                               RULE 14A-6(e)(2)).
                         [ ] DEFINITIVE PROXY STATEMENT.

                      [X] DEFINITIVE ADDITIONAL MATERIALS.

 [ ] SOLICITING MATERIAL PURSUANT TO SECTION 240.14A-11(c) OR SECTION 240.14A-12

                       FIRST AMERICAN CAPITAL CORPORATION
                ------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       FIRST AMERICAN COMMITTEE FOR PROTECTION OF SHAREHOLDER VALUE, ATTN:
   MARK A. OLIVER, SPOKESPERSON, 400 EAST ANDERSON LANE, AUSTIN, TEXAS 78752,
                                  (512)536-9785

                ------------------------------------------------

     (NAME OF PERSON(s) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

                              [X] NO FEE REQUIRED.

  [ ] FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(i)(4) AND 0-11.

     1)   TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

     2)   AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

     3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):


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     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount Previously Paid:
                            ----------------------------------------------------

2)   Form, Schedule or Registration Statement No.:
                                                  ------------------------------

3)   Filing Party:
                  --------------------------------------------------------------

4)   Date Filed:
                ----------------------------------------------------------------


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FOR IMMEDIATE RELEASE

CONTACT:
RICK D. MEYER, SPOKESPERSON
FIRST AMERICAN COMMITTEE FOR PROTECTION OF SHAREHOLDER VALUE
(785) 249-2322

                 FIRST AMERICAN SHAREHOLDER PROTECTION COMMITTEE
  ANNOUNCES KANSAS INSURANCE COMMISSIONER OBJECTS TO PROXY VOTING BY COMMITTEE

TOPEKA, KANSAS - May 30, 2003 - The First American Committee for Protection of Shareholder Value ("Committee") disclosed today that it received a letter from the Kansas Insurance Department rejecting the Committee's request to vote proxies the Committee had received relating to the election of an alternate slate of directors of First American Capital Corporation at its annual meeting of shareholders scheduled to be held on June 2. The Committee is reviewing its legal options. As a result of the letter, unless a court rules otherwise or some other agreement is reached, the Committee will not be voting the proxies it has received in any manner. As the Committee has noted in its definitive proxy material and its proxy card provided to First American shareholders, a condition to the voting the white proxy card would be the approval or non-objection of the Kansas Insurance Commissioner, which has not occurred. Persons who have executed revocations of management's blue proxy card may wish to execute separate written revocations of their proxies, since the white proxy cards of the Committee may not be voted by the Committee at this time. A sample revocation of the First American Capital Corporation's proxy card is attached. Revocations should be delivered to First American Capital Corporation, Attention: Secretary, 1303 S.W. First American Place, Topeka, Kansas 66004.


Safe Harbor Statement

Statements herein that are not historical are forward-looking statements, including statements regarding the Shareholder Protection Committee's beliefs, expectations, hopes or intentions regarding the future. It is important to note that actual outcomes and actual results could differ materially from forward-looking statements. The Shareholder Protection Committee assumes no obligation to update any forward-looking statement.

Proxy Solicitation Disclosure

The Shareholder Protection Committee filed with the Securities and Exchange Commission a definitive proxy statement relating to the solicitation of proxies with respect to the First American 2003 Annual Meeting of Shareholders. The Shareholder Protection Committee may file other proxy solicitation materials with the Commission. Security holders are urged to read the proxy statement and any other proxy solicitation materials (when they become available) because they contain important information.

The Shareholder Protection Committee, its slate of directors to be elected at the 2003 Annual Meeting of Shareholders and Citizens, Inc. may be deemed to be participants in the solicitation of proxies with respect to electing the Board of Directors of First American at the 2003 Annual Meeting of Shareholders. Additional information concerning the beneficial ownership of these persons of First American common stock is set forth in the definitive proxy statement filed by the Shareholder Protection Committee with the Commission.

Proxy Statement Available

Shareholders may obtain a free copy of the definitive proxy statement and other documents filed by the Shareholder Protection Committee with the Commission at the Commission's website at http://www.sec.gov. In addition, you may obtain a free copy of the definitive proxy statement by contacting Georgeson Shareholder Communications toll-free at 1-800-732-6168.


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                               REVOCATION OF PROXY
                       FIRST AMERICAN CAPITAL CORPORATION
                         ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 2, 2003


The undersigned hereby revokes any and all prior dated proxies appointing Harland E. Priddle and Gary E. Yager, jointly and individually, as proxies to vote all of the shares of Common Stock of First American Capital Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on June 2, 2003 or any adjournment or postponement thereof.


                    Number of Shares: --------------------------------

                    Signature:
                              ----------------------------------------

                    Dated:
                          ------------------------------------------


                    Signature if held jointly:
                                              ---------------------------

                    (Sign exactly using the name(s) in which the stock is titled. When stock is registered jointly, all owners must sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, sign in full corporate name by the President or other authorized officer. If a partnership, sign in partnership name by an authorized person.)



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